As filed with the Securities and Exchange Commission on July 12, 2013
REGISTRATION NOS. 333-188745 and
____333-188745-01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 2
TO
REGISTRATION STATEMENT
ON
FORM S-3
UNDER THE SECURITIES ACT OF 1933

OHIO POWER COMPANY
(Exact name of Registrant and Sponsor as specified in its charter)
OHIO
(State or other jurisdiction of incorporation or organization)
31-4271000
(I.R.S. Employer Identification No.)
1 RIVERSIDE PLAZA
COLUMBUS, OHIO 43215
(614) 716-1000

OHIO PHASE-IN-RECOVERY
FUNDING LLC
(Exact name of Registrant and Issuing Entity as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation or organization)
13-4922640
(I.R.S. Employer Identification No.)
1 RIVERSIDE PLAZA
COLUMBUS, OHIO 43215
(614) 716-1000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Julia A. Sloat Ohio Power Company 1 Riverside Plaza, 28th Floor Columbus, Ohio 43215 (614) 716-2800

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a Copy to:

Kevin Hochberg, Esq. Sidley Austin llp One South Dearborn Street Chicago, Illinois 60603 (312) 853-2085

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐__________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐_________________.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☒ (do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Senior Secured Phase-in-Recovery Bonds	$278,000,000	100% (1)	$278,000,000 (1)	$37,919.20

(1)           Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
(2)           $136.40 of the registration fee was previously paid on May 21, 2013 and $37,782.80 of the registration fee was previously paid on June 24, 2013 .

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$37,919
Printing Expenses	30,000
Trustee Fees and Expenses	10,000
Legal Fees and Expenses	1,777,000
Accountants’ Fees and Expenses	170,000
Rating Agencies’ Fees	300,000
Miscellaneous	840,000

Total	$3,524,919

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

OHIO PHASE-IN-RECOVERY FUNDING LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in the limited liability company agreement of a limited liability company, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.  Under our limited liability company agreement, we will indemnify our managers to the fullest extent permitted by law against any liability incurred with respect to their services as managers under our limited liability company agreement, except for liabilities arising from their own fraud, gross negligence or willful misconduct.

OHIO POWER COMPANY

Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio power and authority to indemnify any person who is or has been a director, officer, agent or employee of that corporation, or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, non-profit or for profit, limited liability company or a partnership, joint venture or other enterprise, against expenses actually and reasonably incurred by him in connection with any pending, threatened or completed action, suit or proceeding, criminal or civil, to which he was, is or may be made a party because of being or having been such director, officer, agent or employee, provided, in connection therewith, that (1) such person is determined to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, (2) in the case of an action or suit by or in the right of the corporation, (i) no negligence or misconduct shall have been adjudged unless a court determines that such person is fairly and reasonably entitled to indemnity, and (ii) the action or suit is not one in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code, which relates to unlawful loans, dividends and distributions of assets, and (3) in the case of a criminal matter, such person is determined to have had no reasonable cause to believe that his conduct was unlawful.  Section 1701.13(E) further provides that to the extent that such person has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.  Section 1701.13(E) further provides that unless the articles of incorporation or the code of regulations of a corporation state by specific reference to Section 1701.13(E) that Section 1701.13(E) does not apply to the corporation, and unless the only liability asserted against a director is pursuant to Section 1701.95, expenses incurred by a director in defending such an action, suit or proceeding shall be paid by the corporation as they are incurred in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (i) to repay such amounts if it is proved by clear and convincing evidence in a court of competent jurisdiction that such director acted, or failed to act, with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation and (ii) reasonably to cooperate with the corporation concerning said action, suit or proceeding.  Section 1701.13(E) also provides that the indemnification thereby permitted shall not be exclusive of any other rights that directors, officers or employees may have, including rights under insurance purchased by the corporation.  OPCo’s Code of Regulations provides for the indemnification of directors and officers of the Company to the fullest extent permitted by law.

The above is a general summary of certain provisions of OPCo’s Code of Regulations and of the Ohio Revised Code and is subject in all respects to the specific and detailed provisions of OPCo’s Code of Regulations and the Ohio Revised Code.

OPCo maintains insurance policies insuring its directors and officers against certain obligations that may be incurred by them.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

(a)           All financial statements, schedules and historical financial information have been omitted as they are not applicable.

1.1	Form of Underwriting Agreement.**

3.1	Certification of Formation of Ohio Phase-in-Recovery Funding LLC.*

3.2	Amended and Restated Limited Liability Company Agreement of Ohio Phase-in-Recovery Funding LLC.**

4.1	Form of Indenture between Ohio Phase-in-Recovery Funding LLC and the Indenture Trustee (including forms of the Senior Secured Phase-in-Recovery Bonds).**

5.1	Opinion of Sidley Austin llp with respect to legality.

8.1	Opinion of Sidley Austin llp with respect to federal tax matters.**

23.1	Consent of Sidley Austin llp (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Sidley Austin llp (included in its opinion filed as Exhibit 8.1).**

24.1	Power of Attorney and Resolutions of Ohio Power Company.*

24.2	Power of Attorney and Resolutions of Ohio Phase-in-Recovery Funding LLC.*

25.1	Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.**

99.1	Form of Servicing Agreement.**

99.2	Form of Phase-in-Recovery Property Sale Agreement.**

99.3	Form of Administration Agreement.**

99.4	Form of Intercreditor Agreement.**

99.5	Financing Order.*

99.6	Form of Opinion of Sidley Austin LLP with respect to constitutional matters.**

99.7	Form of Opinion of Squire Sanders (US) LLP with respect to constitutional matters.**

*	Filed on May 21, 2013.
**	Filed on June 24, 2013.

ITEM 17.  UNDERTAKINGS

(A)	(a)	As to Rule 415:

Each undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this registration statement; and provided further, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is provided pursuant to Item 1100(c) of Regulation AB.

(2)
That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, if the Registrants are relying on Rule 430B:

(i)
each prospectus filed by the Registrants pursuant to Rule 424(b)(3), shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule

415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That for purposes of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, each Registrant undertakes that in a primary offering of securities of such Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the Registrants or used or referred to by the Registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the Registrants or the securities provided by or on behalf of the Registrants; and

(iv)	any other communication that is an offer in the offering made by the Registrants to the purchaser.

(b)	As to qualification of trust indentures:

The Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(c)	As to documents subsequently filed that are incorporated by reference:

The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

(e)	As to incorporating by reference subsequent Exchange Act documents by third parties:

The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act each filing of an annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in this registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 12th day of July, 2013.

OHIO POWER COMPANY

/s/ Julia A. Sloat
By:	Julia A. Sloat
Title:	Treasurer

OHIO PHASE-IN-RECOVERY FUNDING LLC

/s/ Julia A. Sloat
By:	Julia A. Sloat
Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Ohio Power Company

	Signature	Title	Date
(i) Principal Executive Officer:
	Nicolas K. Akins*	Chief Executive Officer
	(ii) Principal Financial Officer: /s/ Brian X. Tierney	Vice President and Chief
	Brian X. Tierney	Financial Officer	July 12, 2013
	(iii) Principal Accounting Officer: /s/ Joseph M. Buonaiuto	Controller and Chief
	Joseph M. Buonaiuto	Accounting Officer	July 12, 2013
	(iv) A Majority of the Directors: Nicholas K. Akins* Lisa M. Barton* David M. Feinberg* Lana L. Hillebrand* Mark C. McCullough* Robert P. Powers* Brian X. Tierney* Dennis E. Welch*	Directors

/s/ Julia A. Sloat
By:	Julia A. Sloat
	Attorney-in-Fact		July 12, 2013

Ohio Phase-In-Recovery Funding LLC

	Signature	Title	Date

(i) Principal Executive Officer: /s/ Brian X. Tierney
	Brian X. Tierney	President	July 12, 2013
(ii) Principal Financial Officer: /s/ Julia A. Sloat
	Julia A. Sloat	Vice President and Treasurer	July 12, 2013
	(iii) Principal Accounting Officer: /s/ Joseph M. Buonaiuto	Controller and Chief
	Joseph M. Buonaiuto	Accounting Officer	July 12, 2013
(iv) A Majority of the Managers:

	Brian X. Tierney* Renee V. Hawkins* Julia A. Sloat* Victor A. Duva* Kenneth J. Uva*	Managers
/s/ Julia A. Sloat
By:	Julia A. Sloat
	Attorney-in-Fact		July 12, 2013

EXHIBIT INDEX

EXHIBIT
NO.	DESCRIPTION OF EXHIBIT

1.1	Form of Underwriting Agreement.**

3.1	Certification of Formation of Ohio Phase-in-Recovery Funding LLC.*

3.2	Amended and Restated Limited Liability Company Agreement of Ohio Phase-in-Recovery Funding LLC.**

4.1	Form of Indenture between Ohio Phase-in-Recovery Funding LLC and the Indenture Trustee (including forms of the Senior Secured Phase-in-Recovery Bonds).**

5.1	Opinion of Sidley Austin llp with respect to legality.

8.1	Opinion of Sidley Austin llp with respect to federal tax matters.**

23.1	Consent of Sidley Austin llp (included in its opinions filed as Exhibit 5.1).

23.2	Consent of Sidley Austin llp (included in its opinions filed as Exhibit 8.1).**

24.1	Power of Attorney and Resolutions of Ohio Power Company.*

24.2	Power of Attorney and Resolutions of Ohio Phase-in-Recovery Funding LLC.*

25.1	Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.**

99.1	Form of Servicing Agreement.**

99.2	Form of Phase-in-Recovery Property Sale Agreement.**

99.3	Form of Administration Agreement.**

99.4	Form of Intercreditor Agreement.**

99.5	Financing Order.*

99.6	Form of Opinion of Sidley Austin LLP with respect to constitutional matters.**

99.7	Form of Opinion of Squire Sanders (US) LLP with respect to constitutional matters.**

*	Filed on May 21, 2013.
**	Filed on June 24, 2013.